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                                                        EXHIBIT 23.0



                         Independent Auditors' Consent


The Board of Directors and Stockholders of FSI International, Inc.:

We consent to incorporation by reference in the registration statements (No.'s 33-29494, 33-39919, 33-33649, 33-33647, 33-39920, 33-42893, 33-77852, 33-77854,
33-60903, 333-30675, 333-19677, 333-19673, 333-01509, and 333-50991) on Form
S-8 of FSI International, Inc. of our reports dated October 9, 1998, relating to the consolidated balance sheets of FSI International, Inc. and subsidiaries as of August 29, 1998 and August 30, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows and related schedule for each of the fiscal years in the three-year period ended August 29, 1998, which reports appear in or are incorporated by reference in the August 29, 1998 annual report on Form 10-K of FSI International, Inc.

/s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
November 23, 1998